EXHIBIT 10.2

WAFERGEN BIO-SYSTEMS, INC.

PUT AGREEMENT

THIS PUT AGREEMENT (this “Agreement”) is entered into as of _________ __, 2009, by and among WaferGen Bio-systems, Inc., a Nevada corporation (“WaferGen US”), and the purchasers (the “WaferGen Malaysian Investors” or “Holders”) of the Series B Redeemable Convertible Preference Shares in WaferGen Biosystems (M) Sdn. Bhd., a Malaysian corporation (the “Company”) (“Series B Shares”) pursuant to that certain Share Subscription Agreement dated as of _______ __, ____, among WaferGen US, the WaferGen Malaysian Investors and the Company (the “Purchase Agreement”).  Any term not defined herein shall have the meaning ascribed to such term in the Purchase Agreement.

RECITALS

A.           WHEREAS, the WaferGen Malaysian Investors have entered into the Purchase Agreement for the purchase of and subscription for certain Series B Shares of the Company.

B.           WHEREAS, in order to induce the WaferGen Malaysian Investors to enter into the Purchase Agreement, WaferGen US has agreed to grant to each WaferGen Malaysian Investor an option to put (the “Put Right”) to WaferGen US the Series B Shares held by such WaferGen Malaysian Investor, whereby the Series B Shares held by such WaferGen Malaysian Investor will be exchanged for shares of Common Stock of WaferGen US on the terms set forth below.

C.           WHEREAS, certain capitalized terms used in this Agreement are defined in Section 2.12 hereof.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

AGREEMENT

SECTION  1
PUT RIGHT

1.1           Put Right.  Upon receipt by WaferGen US of a written request from a Holder of Holder’s desire to exercise the Holder’s Put Right (a “Holder’s Put Notice”), then all, but not less than all, of such Holder’s Series B Shares shall be exchanged as described in Section 1.2 below (the “Exchange”).  For the avoidance of doubt, each Holder shall have the right to exercise such Put Right individually.  After delivery of such Holder’s Put Notice, the Holder shall deliver all of such Holder’s share certificates and duly executed share transfer forms with respect to such Series B Shares to the Secretary of WaferGen US (or to his/her order) as promptly as practicable (but in no event more than 30 days after the date thereof) and take any other actions reasonably required to effectuate the transfer of all such Holder’s Series B Shares to WaferGen US. WaferGen US may nominate its nominee(s) to accept the transfer of the Series B Shares. WaferGen US shall be required to comply with the requirements of this paragraph until the fifth anniversary of the date of this Agreement, but may in its sole discretion comply with provisions of this paragraph after such date.

1.2          The Exchange; No Fractional Shares.

(a)           Upon the occurrence of an Exchange, each of the Holder’s Series B Shares subject to such Holder’s Put Notice shall be converted into the right to receive that number of Exchange Securities equal to the U.S. dollar equivalent of the original purchase or subscription price per share paid for each such Holder’s Series B Share (with such conversion to U.S. dollars being calculated as of the date of purchase and equaling USD $2.25 on the date of purchase)  pursuant to the Purchase Agreement, divided by the Exchange Price (in each case as adjusted for stock splits, recapitalization, combinations and similar transactions).

(b)           Notwithstanding Section 1.2(a) above, if the Holder’s Put Notice is delivered to WaferGen US on or after August 1, 2010, the Holder’s Series B Shares shall convert into the right to receive the following number of Exchange Securities:

(i)           If during the ten-day trading period immediately prior to the date on which the Company receives the Holder’s Put Notice the average closing price of WaferGen US’s shares of Common Stock on the OTC Bulletin Board or stock exchange on which such shares are listed at such time (to the extent such shares are then listed) is less than USD $2.647 per share (as adjusted for stock splits, recapitalization, combinations and similar transactions), then each of the Holder’s Series B Shares subject to such Holder’s Put Notice shall be converted into the right to receive that number of Exchange Securities equal to the U.S. dollar equivalent of the original purchase or subscription price per share paid for each such Holder’s Series B Share (with such conversion to U.S. dollars being calculated as of the date of purchase and equaling USD $2.25 on the date of purchase) pursuant to the Purchase Agreement, divided by the Adjusted Exchange Price (in each case as adjusted for stock splits, recapitalization, combinations and similar transactions).

(ii)           If during the ten-day trading period immediately prior to the date on which the Company receives the Holder’s Put Notice the average closing price of WaferGen US’s shares of Common Stock on the OTC Bulletin Board or stock exchange on which such shares are listed at such time (to the extent such shares are then listed) is equal to or exceeds USD $2.647 per share (as adjusted for stock splits, recapitalization, combinations and similar transactions), then each of the Holder’s Series B Shares subject to such Holder’s Put Notice shall be converted into the right to receive that number of Exchange Securities as set forth in Section 1.2(a).

(c)           All Exchange Securities shall be aggregated and issued to such Holder, except that no fractional shares of Exchange Securities shall be issued upon the occurrence of an Exchange.  If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, WaferGen US shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the per share fair market value of the Exchange Securities (as determined in good faith by the Board of Directors of WaferGen US).

(d)           Subject to the delivery by the Holder of its share certificates and other documents to WaferGen US as required hereby, upon the occurrence of the Exchange, WaferGen US shall as soon as practicable (but in no event more than 30 days after the date of the Exchange) issue to such Holder share certificates representing the Exchange Securities.

1.3           Rights After Exchange.  From and after the applicable Exchange, all rights of the Holder with respect to the exchanged Holder’s Series B Shares shall cease with respect to such shares (except the right to receive the Exchange Securities, and any cash payment for fractional shares, without interest upon surrender of their certificate or certificates), and such shares shall be owned legally and beneficially by WaferGen US for all purposes and will be transferred to WaferGen US on the books and records of the Company.

1.4           Rights After Conversion.  If at any time any or all of Holder’s Series B Shares are converted into Ordinary Shares of the Company for any reason, such Holder’s Put Right pursuant to this Agreement with respect to all of such Holder’s Series B Shares shall terminate and expire in its entirety upon such conversion, and such Holder shall have not have any Put Right with respect to any Ordinary Shares held by such Holder.

SECTION  2
MISCELLANEOUS

2.1           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California in the United States of America, without giving effect to the choice of law provisions thereof.

2.2           Arbitration.  The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration in San Francisco, California before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq.  Any party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other party.  The arbitration will be conducted in accordance with the provisions of JAMS’ Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration.  The parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS’ panel of neutrals, and in scheduling the arbitration proceedings.  The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs.  The provisions of this Section 2.2 may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

2.3           Assignment of Put Right.  The Put Right granted in this Agreement may only be assigned by a Holder in connection with a permitted transfer of Series B Shares by the Holder in accordance with Clause 10 of the Purchase Agreement.

2.4           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Series B Shares).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.5           Severability.  In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.6           Amendment and Waiver.  Except as otherwise expressly provided, the obligations of WaferGen US and the rights of the Holders under this Agreement may be amended, modified or waived only with the written consent of WaferGen US and Holders holding at least a majority of all Series B Shares then held by all Holders (excluding for purposes of this calculation any Series B Shares held by WaferGen US or its nominee(s)).

2.7           Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of WaferGen US under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under the Agreement or any waiver on such Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

2.8           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a United States recognized overnight courier, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at the current address of the Holder on the books and records of the Company or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto.  All notices sent to the Company or WaferGen US shall also be sent to:  Morrison & Foerster LLP, 425 Market Street, San Francisco, CA 94105, Attention:  John M. Rafferty (Telecopier:  (415) 268-7305).

2.9           Attorneys’ Fees.  In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

2.10           Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

2.11           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

2.12           Definitions.  For purposes of this Agreement, the terms below shall have the definitions ascribed to them below:

    2.12.1    The “Adjusted Exchange Price” shall be equal to the product of (x) the average closing price of WaferGen US’s shares of Common Stock on the OTC Bulletin Board or stock exchange on which such shares are listed at such time (to the extent such shares are then listed) for the ten-day trading period immediately prior to the date on which the Company receives the Holder’s Put Notice and (y) 0.85.

    2.12.2    “Common Stock” means the common stock, par value $0.001 per share, of WaferGen US.

    2.12.3    The “Exchange Price” shall be equal to USD $2.25 per share.

    2.12.4    “Exchange Securities” shall mean shares of Common Stock of WaferGen US.

2.13           Certain Restrictions.  Each Holder understands that any shares of Common Stock of WaferGen US to be received in an Exchange may be characterized as “restricted securities” under the federal securities laws inasmuch as they would be acquired from WaferGen US in a transaction not involving a public offering and that under such laws and applicable regulations, such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances.  In this regard, the Holder represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.  WaferGen US hereby agrees to use its commercially reasonable efforts to cause any shares of Common Stock of WaferGen US received in an Exchange to be registered for resale under the Act as soon as practicable following such Exchange.  Absent such registration, the Holder understands that any shares of Common Stock of WaferGen US received in an Exchange will not have been registered under the Act, and thus the Holder will not be able to resell or otherwise transfer any such shares of Common Stock unless they are registered under the Act or an exemption from such registration or qualification is available.

2.14           Transfer Taxes.  All excise, transfer, stamp, documentary, filing, recordation and other similar taxes which may be imposed or assessed as the result of any Exchange, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, shall be borne equally by WaferGen US and the Holder consummating such Exchange.

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In Witness Whereof, the parties hereto have executed this Put Agreement as of the date set forth in the first paragraph hereof.

WAFERGEN US:

WAFERGEN BIO-SYSTEMS, INC.

By:
Alnoor Shivji
Chairman, President & Chief Executive Officer

Address:
WaferGen Bio-systems, Inc.
Bayside Technology Center
46531 Fremont Blvd.
Fremont, CA 94538, USA Facsimile: 510 651 4599

WAFERGEN MALAYSIAN INVESTOR:

Kumpulan Modal Perdana Sdn Bhd

By:
Name:
Title:

Address:

Level 7, Menara Milenium, Jalan Damanlela,
Pusat Bandar Damansara, Damansara Heights,
50490 Kuala Lumpur

Facsimile: +603 2264 5388

Signature Page to Put Agreement